Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the inclusion of our report dated August 12, 2005 relating to the consolidated financial statements of Precision Optics Corporation, Inc. as of and for the year ended June 30, 2005 in this Registration Statement on Form SB-2 and to the reference to our Firm under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ VITALE, CATURANO & COMPANY, LTD.
Boston, Massachusetts
July 24, 2006